                                                                   EXHIBIT 10.1


                         PROJECT COMMENCEMENT AGREEMENT
                         (CMSI CREDITREVUE(R) SOFTWARE)


THIS AGREEMENT is made this ______ day of __________________, 1996 (the "Effective Date"), by and between Credit Management Solutions, Inc. ("CMSI"), with its principal place of business at 5950 Symphony Woods Road, Suite 301, Columbia, Maryland, 21044, and _________________ ("Licensee"), with its principal place of business at ____________________________________.


                                   BACKGROUND

CMSI is the licensor of a proprietary software system utilized for lending purposes named CreditRevue(R), including various CMSI proprietary optional software packages, some of which may be referred to by another name (CreditRevue(R) and such optional software packages are hereinafter referred to collectively as the "Software"). Licensee is a financial institution which intends to enter into a license agreement and a maintenance agreement with CMSI for the Software, including various system options and customizations. The system options and customizations which will be contained in the initial Software package to be licensed by Licensee shall be outlined in the Functional Specifications document to be developed by CMSI and agreed to by Licensee during the term of this Agreement. Additionally, CMSI shall develop with Licensee's cooperation a Project Plan Schedule for implementation of the Software system by Licensee, and CMSI and Licensee shall negotiate pricing for Licensee's customized version of the Software, during the term of this Agreement. During the term of this Agreement, CMSI may make the Software available to Licensee, solely for development and project planning purposes, and CMSI shall devote the resources necessary to prepare the Functional Specifications and to perform such other tasks as may reasonably be appropriate so that the parties can finalize and execute a definitive CreditRevue(R) Software License Agreement (the "License Agreement") and a definitive CreditRevue(R) Software Maintenance Agreement (the "Maintenance Agreement"). CMSI and Licensee anticipate that they shall execute the License Agreement and Maintenance Agreement, permitting Licensee to utilize the Software for production purposes, within sixty (60) days after the Project Commencement Date (as defined below). Neither the Software, nor any associated third party software provided by CMSI and used in conjunction with the Software, shall be available to Licensee or its Affiliates for production purposes until after such time as the License Agreement and Maintenance Agreement are executed.
For the purposes of this Agreement, "Affiliate" shall mean any person or entity
(i) that owns more than fifty percent (50%) of the voting capital stock of Licensee, or (ii) more than fifty percent (50%) of whose voting capital stock is owned by Licensee, or (iii) more than fifty percent (50%) of whose voting capital stock is owned by another person or entity that at such time owns more than fifty percent (50%) of the voting capital stock of Licensee. A person's or entity's status as an Affiliate shall terminate if it undergoes a change in ownership such that it no longer satisfies the common ownership provisions of the previous sentence.



                              TERMS AND CONDITIONS

         1.  This Agreement will be for a ________________________ (___)
concurrent user Software system. Upon execution of this Agreement, Licensee will make an initial payment to CMSI of $________________________ (the "Initial Payment") in compensation for its development of the Functional Specifications and related efforts hereunder. CMSI and Licensee agree that the full pricing for a production license for a ________________________ (___) concurrent user Software system to Licensee shall be finalized upon the completion of the Functional Specifications document, if not earlier, and will be dependent upon Licensee's customization requirements for the Software. In the event that any specific Affiliate or group of Affiliates requests CMSI to perform customization services specific to their particular requirements, such Affiliate or group of Affiliates shall not be required to acquire a separate license to the Software, but CMSI reserves the right to charge its standard project fees as if such customizations represented a new and independent project.

         2. Licensee acknowledges that CMSI shall not start work under this Agreement upon the Effective Date. Instead, CMSI shall notify Licensee in writing of the date upon which it shall commence work (the "Project Commencement Date"), and in no event shall the Project Commencement Date be later than ________________, 1996. Upon the Project Commencement Date, CMSI will begin working with Licensee on the Functional Specifications document, the negotiation of final pricing, and a Project Plan Schedule for the implementation of the Software at Licensee's designated site(s). CMSI shall proceed with the development of the Functional Specifications in a diligent manner and shall use all reasonable efforts to allocate such skilled personnel and other resources to the project as shall be necessary to complete the Functional Specifications within sixty (60) days of the Project Commencement Date. Licensee shall provide all information, assistance and decisions reasonably requested by CMSI in a timely fashion so as to not inhibit CMSI's ability to complete the Functional Specifications within sixty (60) days of the Project Commencement Date, and Licensee acknowledges that the period for completing the Functional Specifications may be extended to the extent that Licensee's failure to meet this obligation causes project delay(s) Additionally, CMSI and Licensee agree to promptly begin and proceed with good faith negotiations and the finalization of the License Agreement and Maintenance Agreement. Such agreements and documentation shall include the applicable terms and conditions set forth in this Agreement and in Exhibit A attached hereto, unless otherwise agreed in writing by the parties. Upon their execution, the License Agreement and Maintenance Agreement shall supersede the terms of this Agreement.

         3. If the Functional Specifications document has not been completed and/or approved by Licensee within sixty (60) days following the Project Commencement Date for reason other than CMSI's failure to perform as required in Section 2 above, and Licensee does not provide CMSI with written notice of its intent to terminate this Agreement, then CMSI shall be entitled to additional compensation for continued work that it performs on the Functional Specifications and the Software. Such additional compensation shall be in the amount of $30,000.00 per month, commencing with the period beginning sixty (60) days after the Project Commencement Date. CMSI shall invoice Licensee monthly in arrears for any such additional compensation. Upon execution of a document which constitutes final written agreement with respect to the License Agreement and Maintenance Agreement and such other documentation prepared in accordance with this Agreement, and final pricing for the Software, CMSI shall credit Licensee under the License Agreement for the Initial Payment. If the parties fail to reach final agreement on the License Agreement, Licensee's sole liability to CMSI in connection with the matters set forth in this Agreement shall be the Initial Payment and any monthly payments paid and/or owed to CMSI
under this Section 3 prior to the termination of this Agreement.   In the event
of any such failure to reach agreement on the License Agreement, CMSI shall have no further obligation toward Licensee with respect to the Functional Specifications and Software, Licensee's rights to review or utilize the Functional Specifications and Software shall terminate, and Licensee shall promptly upon CMSI's request return to CMSI all copies of (i) the Software,
(ii) any associated third party software provided by CMSI and used in conjunction with the Software, (iii) the Functional Specifications, and (iv) any other documentation relating thereto. Licensee's failure to make payments when due under this Agreement and not to cure such failure within ten (10) days after written notice from CMSI shall constitute a breach hereof, entitling CMSI in its discretion to terminate this Agreement.

         4. The parties hereto recognize that as a result of the arrangements contemplated hereby, both parties will have access to, will acquire, and will assist in developing confidential and proprietary information relating to the business and operations of the other party and its affiliates, including without limiting the generality of the foregoing, information systems and customers. The parties acknowledge that such information has been and will be of central importance to each parties' business and that disclosures of it or its use by others could cause substantial loss to the other party. Each party accordingly agrees that it will keep confidential any trade secrets or confidential or proprietary information of the other party that it may gain access to as a result of its association with the other party, and shall not at any time directly or indirectly disclose such information to any person, firm, or corporation, or use the same in any way other than as necessary in connection with the arrangements contemplated by the Agreement. The foregoing shall not prohibit or limit the use by either party hereunder of purportedly proprietary or confidential information of the other party (i) independently developed by the party using it, (ii) rightfully previously known or acquired by the party using it from a third party without continuing restriction on use, or (iii) which is or becomes part of the public domain through no breach of this Agreement by the party using it. Moreover, it is understood by the parties that CMSI has performed substantial independent development relating to computer technology and associated products. Neither this Agreement nor receipt by CMSI of any confidential or proprietary information of Licensee will limit CMSI's independent development and marketing of products or systems involving technology or ideas similar to those disclosed to it pursuant to this Agreement, nor will receipt by CMSI of such information hereunder prevent CMSI from undertaking similar efforts or discussions with third parties, including but not limited to competitors of Licensee.

         5. Licensee represents and warrants that, with respect to all material and information which Licensee discloses to CMSI in connection with CMSI's development of the Functional Specifications document or other services performed by CMSI hereunder (such material and information hereinafter referred to as "Licensee Provided Information"), that Licensee either (i) owns all right, title, and interest in the Licensee Provided Information and is authorized to disclose same to CMSI for use in any way in connection with this Agreement; or (ii) is otherwise authorized to disclose same to CMSI, for use in any way in connection with this Agreement.

         6. Each party agrees that in the event of a breach by it (including its employees or agents) of the provisions of this Agreement, the other party may have no adequate remedy in money or damages and, accordingly, shall be entitled to seek an injunction against such breach, in addition to any other legal or equitable remedies available to the non-breaching party.

         7. Each party agrees that the failure of the other party to enforce at any time any of the provisions of this Agreement or any rights with respect thereto or to exercise any election herein provided shall in no way be considered a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. The exercise by either party of any of its rights herein shall not preclude or prejudice that party from exercising any other right it may have under this Agreement, irrespective of any previous action or proceeding taken by that party hereunder.

         8. In the event that any provision of this Agreement is determined by any judicial body to be invalid and unenforceable, such provision shall be construed to be enforceable to the maximum extent permitted by the law. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9. Licensee shall reimburse CMSI for its reasonable travel and related expenses incurred in connection with the services provided during the term of this Agreement.

         10. Licensee is responsible for all taxes and duties based upon amounts payable hereunder (exclusive of taxes based upon the net income of CMSI).

         11. The provisions set forth in Sections 3, 4, 6 and 12 of this Agreement shall survive the termination of this Agreement, unless and until such sections are superseded by corresponding provisions in the executed License Agreement and Maintenance Agreement.

         12. This Agreement shall be governed and construed in accordance with the laws, other than choice of law rules, of the State of Maryland, and shall benefit and be binding upon the parties hereto and their respective successors and assigns.


Accepted and Agreed by:                          Accepted and Agreed by:


CREDIT MANAGEMENT SOLUTIONS, INC.                -----------------------------
         ("CMSI")                                        ("Licensee")



------------------------------------             -----------------------------
         Signature                                       Signature


------------------------------------             -----------------------------
         Print Name/Title                                Print Name/Title


------------------------------------             -----------------------------
         Date                                            Date





                                                                               3